UNITED STATES
 SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  May 9, 2014

CLASSIC RULES JUDO CHAMPIONSHIPS, INC.
(Exact name of registrant as specified in its charter)

Delaware	333-167451	20-8424623
(State of other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

6204 Bevar Run
Jamesville, New York		13078
(Address of principal executive offices)		(Zip Code)

1 (315) 451-4889
Registrant’s telephone number, including area code:

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 5 - CORPORATE GOVERNANCE AND MANAGEMENT

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers.

(a)           On May 9, 2014, Mr. Ryan Long presented to the Board of the Company a letter of resignation whereby he resigned from his positions as Chief Executive Officer and Director of the Company and all other positions to which he has been assigned, regardless of whether Mr. Long served in such capacity, of the Company, effective at 11;59 A.M. on May 7, 2014.  Mr. Long’s resignation was not the result of any disagreements with the Company on any matters relating to the Company’s operations, policies or practices.  A copy of Mr. Long’s resignation letter is attached hereto as Exhibit 99.1 and incorporated herein in its entirety by reference.

(c)           On May 9, 2014, the stockholders of the Company holding a majority in interest of the Company’s voting equity, approved by written consent and the members of the board of directors (the “Board”) of the Company approved by unanimous written consent, (i) the acceptance of resignation of Mr. Ryan long from his positions as an officer and director of the Company, and (ii) the appointment of Ms. Shenae Osborn as Chief Executive Officer and Director of the Company.

During her professional career she was a top sales representative for GlaxoSmithKline Pharmaceuticals in New York and Beverly Hills where her duties were to Market, budget and motivate physicians to use GSK products over the competition.  She also founded the Little Yoga Bubbles Foundation in New York City.  This foundation was formed in order to help underprivileged youth in NYC learn healthy coping skills. She obtained and trained multiple instructors to use her method of self-confidence building in their classes. She obtained clients such as the NYC Parks and Recreation and the YWCA in New York City. She was able to market through ABC News in order to promote the foundation and their mission.

Since giving birth to her second son, Shenae has developed and managed relationships as a media consultant for publicly traded companies whereby she completed the edit process for press distribution and market dissemination.

Involvement in Certain Legal Proceedings

During the past five years no director or executive officer of the company (i) has been involved as a general partner or executive officer of any business which has filed a bankruptcy petition; (ii) has been convicted in any criminal proceeding nor is subject to any pending criminal proceeding; (iii) has been subjected to any order, judgment or decree of any court permanently or temporarily enjoining, barring, suspending or otherwise limiting his involvement in any type of business, securities or banking activities; and (iv) has been found by a court, the Commission or the Commodities Futures Trading Commission to have violated a federal or state securities or commodities law.

Family Relationships

Ms. Osborn has no family relationship with any of the previous officers or directors of the Company.  Ms. Osborn has no direct or indirect financial interest in the Company or in the majority shareholder.

SECTION 9 - FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01 Financial Statements and Exhibits

Exhibit Index

Exhibit No.:	Description:

3.1	Certificate of Designation, Powers, Preferences and Rights of the Series A Preferred Stock, $0.001 Par Value per share.
99.1	Resignation Letter of Ryan Long dated May 9, 2014

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: May 9, 2014	CLASSIC RULES JUDO CHAMPIONSHIPS, INC.

	By:	/s/Craig Burton
Craig Burton
Secretary, Chief Financial Officer
Chief Accounting Officer